QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)
One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

CASCADES INC.
(Exact name of obligor as specified in its charter)

Quebec, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
Cadmus and Cascades Recycling, Inc.	04-3320406	Massachusetts
Cascades Agri-Pak, Inc.	14-1728017	New York
Cascades Auburn Fiber Inc.	01-0518538	Delaware
Cascades Diamond, Inc.	04-3049944	Massachusetts
Cascades Dominion Inc.	Not Applicable	Canada
Cascades East Angus Inc.	Not Applicable	Québec, Canada
Cascades Enviropac Inc.	Not Applicable	Canada
Cascades Fine Papers Group (Sales) Inc.	14-1685880	Delaware
Cascades Fine Papers Group (USA) Inc.	52-1291428	Delaware
Cascades Fine Papers Group Inc.	Not Applicable	Canada
Cascades Fine Papers Group Thunder Bay Inc.	Not Applicable	Canada
Cascades Forma-Pak Inc.	Not Applicable	Québec, Canada
Cascades Inopak Inc.	Not Applicable	Canada
Cascades Lupel Inc.	Not Applicable	Québec, Canada
Cascades Moulded Pulp, Inc.	56-1522825	North Carolina
Cascades Multi-Pro Inc.	Not Applicable	Québec, Canada
Cascades Plastics Inc.	43-1888636	Delaware
Cascades SPG Holding Inc.	98-0338801	Delaware
Cascades Tissue Group—Arizona Inc.	45-0470187	Delaware
Cascades Tissue Group—IFC Disposables Inc.	62-1454515	Tennessee
Cascades Tissue Group—Mechanicville Inc.	02-0629913	Delaware
Cascades Tissue Group—New York Inc.	45-0470185	Delaware
Cascades Tissue Group—North Carolina Inc.	56-1374538	North Carolina
Cascades Tissue Group—Oregon Inc.	82-0543336	Delaware
Cascades Tissue Group—Pennsylvania Inc.	23-3091814	Delaware
Cascades Tissue Group—Wisconsin Inc.	52-2338207	Delaware
Cascades Tissue Group Inc.	Not Applicable	Canada
Désencrage C.M.D. Inc.	Not Applicable	Québec, Canada
Marathon Graphic Art Distributor Inc.	Not Applicable	Canada
Matériaux Cascades Inc.	Not Applicable	Québec, Canada
Plastiques Cascades Inc.	Not Applicable	Québec, Canada
Wood Wyant Inc.	Not Applicable	Canada
2851-5351 Québec Inc. (Commec Enr.)	Not Applicable	Québec, Canada
3815285 Canada Inc.	Not Applicable	Canada
3815315 Canada Inc.	Not Applicable	Canada
4089235 Canada Inc.	Not Applicable	Canada
4089260 Canada Inc.	Not Applicable	Canada
4089278 Canada Inc.	Not Applicable	Canada
4089294 Canada Inc.	Not Applicable	Canada
Cascades Boxboard Group Inc.	Not Applicable	Canada
Cascades Boxboard Inc.	Not Applicable	Ontario, Canada
Cascades FjordCell Inc.	Not Applicable	Québec, Canada
Cascades Boxboard U.S. Holdings Inc.	97-1135668	Delaware
Cascades Boxboard U.S. Inc.	52-2052689	Delaware
404 Marie-Victorin Blvd. Kingsey Falls, Québec, Canada	J0A 1BO
(Address of principal executive offices)	(Zip code)

7 1/4% Notes due 2013
(Title of the indenture securities)

1.     General information. Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

2.     Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

16.   List of Exhibits.

        Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

  6.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 12th day of September, 2003.

THE BANK OF NEW YORK
By:	/s/ MARY LAGUMINA Name: Mary Lagumina Title: Vice President

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$4,257,371
Interest-bearing balances	6,048,782
Securities:
Held-to-maturity securities	373,479
Available-for-sale securities	18,918,169
Federal funds sold in domestic offices	6,689,000
Securities purchased under agreements to resell	5,293,789
Loans and lease financing receivables:
Loans and leases held for sale	616,186
Loans and leases, net of unearned income	38,342,282
LESS: Allowance for loan and lease losses	819,982
Loans and leases, net of unearned income and allowance	37,522,300
Trading Assets	5,741,193
Premises and fixed assets (including capitalized leases)	958,273
Other real estate owned	441
Investments in unconsolidated subsidiaries and associated companies	257,626
Customers' liability to this bank on acceptances outstanding	159,995
Intangible assets
Goodwill	2,554,921
Other intangible assets	805,938
Other assets	6,285,971

Total assets	$96,483,434

LIABILITIES
Deposits:
In domestic offices	$37,264,787
Noninterest-bearing	15,357,289
Interest-bearing	21,907,498
In foreign offices, Edge and Agreement subsidiaries, and IBFs	28,018,241
Noninterest-bearing	1,026,601
Interest-bearing	26,991,640
Federal funds purchased in domestic offices	739,736
Securities sold under agreements to repurchase	465,594
Trading liabilities	2,456,565
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	8,994,708
Bank's liability on acceptances executed and outstanding	163,277
Subordinated notes and debentures	2,400,000
Other liabilities	7,446,726

Total liabilities	$87,949,634

Minority interest in consolidated subsidiaries	519,472

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,056,273
Retained earnings	4,694,161
Accumulated other comprehensive income	128,610
Other equity capital components	0

Total equity capital	8,014,328

Total liabilities minority interest and equity capital	$96,483,434

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro, Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell	Directors
Alan R. Griffith

QuickLinks

  Exhibit 25.1
SIGNATURE
  Exhibit 7